Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No.333- 201758) on Form S-8 of Presbia PLC of our report dated March 25, 2016, relating to our audit of the consolidated financial statements which appears in this Annual Report on Form 10-K of Presbia PLC for the year ended December 31, 2015.

/s/ SQUAR MILNER LLP

San Diego California

March 25, 2016